UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K /A

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 18, 2008

Pavilion Energy Resources, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0001082431	65-0963621
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

261 South Robertson Blvd.
Beverly Hills, CA	90211
(Address of Principal Executive Officers)	(Zip Code)

Registrant's telephone number, including area code: (310) 288-4585

Energetics Holdings, Inc.
500 Throckmorton Street, Suite 1905, Fort Worth, Texas  76102
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 3.03.  Material Modification to Rights of Security Holders

8-K Re: Stock Dividend

The Board of Directors of the Company modified the special stock dividend previously disclosed under Item 3.03 of the Company’s current report on Form 8-K dated June 18, 2008 to provide that the dividend would consist of one share of common stock for every share held by shareholders of record as of July 25, 2008.  The previously announced special dividend will be in the form of restricted stock and will only be issued to shareholders of record and beneficial holders as of the record date.  The Board has established July 31, 2008 as the record date and the payable date as of August 8, 2008 for the special stock dividend.  Shareholders must physically deliver their certificates to the transfer agent for the Company in order to receive new certificates bearing the Company’s new name and representing the special stock dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pavilion Energy Resources, Inc.

/s/ Stephen M. Thompson
Stephen M. Thompson
Chief Executive Officer

Dated:  July 29, 2008